Exhibit 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement of Seneca Foods Corporation on Form S-3 of our reports dated May 21, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP


Rochester, New York
August 31, 2004